UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)
June 16, 2011
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CHINO COMMERCIAL BANCORP
(Exact Name of Registrant as Specified in its Charter)
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California (State or other jurisdiction of incorporation or organization)	000-35366 (Commission File No.)	20-4797048 (I.R.S. Employee Identification No.)

14245 Pipeline Avenue, Chino, California 91710
(Address of Principal Executive Offices) (Zip Code)

(909) 393-8880
(Registrant’s Telephone Number including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Submission of Matters to Vote of Security Holders

The Company’s annual meeting of shareholders was held on June 16, 2011. A total of 548,106 shares were represented and voting at the meeting, constituting 73.2% of the 748,314 issued and outstanding shares entitled to vote at the meeting. Proxies were solicited by the Company’s management pursuant to Regulation 14 under the Securities Exchange Act of 1934.  There was no solicitation in opposition to Management’s nominees for directorship as listed in the proxy statement, and all of such nominees were elected pursuant to the vote of shareholders. The directors noted below were elected to one-year terms. The votes tabulated were:

	Authority	Authority
Name:	Given:	Withheld:
Dann H. Bowman	413,258	2,400
Linda M. Cooper	414,858	800
H.H. Kindsvater	414,858	800
Richard G. Malooly	414,858	800
Bernard J. Wolfswinkel	414,858	800
Thomas A. Woodbury, D.O.	414,858	800
Jeanette L. Young	414,858	800

There were 153,621 broker non-votes received with respect to this item.

The appointment of Hutchinson and Bloodgood, LLP as the Company’s independent registered public accounting firm for 2011 was ratified, with the number of shares cast as follows:

For	Against	Abstain
546,031	500	1,575

The number voting “for” constituted 73.0% of the total number of shares represented and voting at the meeting with respect to proposal 2.  There were no broker non-votes received with respect to this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 6, 2011	CHINO COMMERCIAL BANCORP By: /s/Dann H. Bowman Dann H. Bowman President and Chief Executive Officer (Officer authorized to sign on behalf of registrant)